Exhibit 99.1

PRESS RELEASE

Investor Relations Contact:

Investor Relations

Embarcadero Technologies

Investor@Embarcadero.com

415/834-3131

EMBARCADERO TECHNOLOGIES ANNOUNCES RECORD TOTAL REVENUE FOR

THE FOURTH QUARTER 2005

Company Drives Higher Growth with License Revenue Increasing 9% Sequentially

San Francisco, California – February 7, 2006 - —Embarcadero Technologies, Inc. (Nasdaq: EMBT), a leading provider of strategic data management solutions, today announced results for its fourth quarter and year ended December 31, 2005.

Total revenues for the fourth quarter of 2005 were $15.6 million, a 7.5% increase as compared to the prior year’s fourth quarter results of $14.5 million. License revenue increased approximately 9% to $7.8 million in the fourth quarter 2005 compared to $7.1 million in the third quarter 2005. Net income and diluted net income per share under Generally Accepted Accounting Principles (GAAP) were $1.2 million and $0.04, respectively, for the fourth quarter of 2005, as compared to GAAP net income and diluted net income per share of $0.3 million and $0.01, respectively, for the fourth quarter ended December 31, 2004.

For the 2005 fiscal year, revenues were $57.6 million as compared to $56.3 million for 2004. GAAP net income and diluted earnings per share for the year were $4.3 million and $0.16, respectively. This compares to GAAP net income and diluted earnings per share of $2.0 million and $0.07, respectively, for the year ended December 31, 2004.

“We’re pleased with the progress and financial results achieved by the company during the fourth quarter as we delivered higher revenue growth while sustaining strong profitability and operating cash flow,” said Stephen Wong, chairman and chief executive officer of Embarcadero Technologies. “As we enter 2006, the company is focused on driving higher license revenue growth and further strengthening its position as the leading provider of strategic data management solutions. Furthermore, the acquisition of Ambeo accelerates our plans to become the leader in data security, which is an essential component of strategic data management.”

Non-GAAP net income and diluted net income per share were $2.2 million and $0.08, respectively, for the fourth quarter of 2005, as compared to non-GAAP net income and diluted

Embarcadero Announces Fourth Quarter and Fiscal Year 2005 Financial Results

net income per share of $0.8 million and $0.03, respectively, for the fourth quarter of 2004. Non-GAAP measurements are tax adjusted and exclude amortization of non-cash stock-based compensation, amortization of acquired technology and in-house developed technologies (for the comparable period in 2004). For the year ended December 31, 2005 and 2004, non-GAAP net income was $6.8 million, or $0.25 per diluted share, and $6.6 million, or $0.23 per diluted share, respectively. A detailed reconciliation of GAAP to non-GAAP net income is provided in the attached financial statements.

Cash flows from operations were $1.5 million for the three months ended December 31, 2005. Cash, cash equivalents, and short-term investments were $60.0 million at December 31, 2005. Total deferred revenues were $16.0 million at December 31, 2005, as compared to $14.7 million at December 31, 2004.

Non-GAAP Financial Measurements

The non-GAAP measurements of operating and net income and net income per share exclude $390,000 of amortization of non-cash stock-based compensation, $132,000 of amortization of acquired technology of which $122,000 is related to Ambeo’s core technology, $88,000 amortization of intangible assets acquired from Ambeo, $473,000 write down of internally developed software as a result of discontinued product, and $440,000 of charges related to write down of intangibles acquired from Ambeo in the fourth quarter of 2005. In the fourth quarter 2004, non-GAAP net income excluded $438,000 in amortization of acquired technology, $882,000 of amortization of non-cash stock-based compensation, and $36,000 related to restructuring charge reversal. The non-GAAP results in the fourth quarter 2005 assume approximately a 27% tax provision rate. Embarcadero has previously provided these non-GAAP measurements in press releases reporting operating and net income and earnings per share because we believe these measurements provide a consistent basis for the comparison of data between quarters and are not influenced by changes in certain non-cash or non-recurring charges and are therefore useful to investors. The non-GAAP measurements should not be considered as an alternative to GAAP, and as such, they may not be comparable to information provided by other companies.

Conference Call Information

Embarcadero will discuss its fourth quarter 2005 results, as well as provide business outlook for the first quarter of 2006, on a conference call and simultaneous Web-cast to be held today, February 7, 2006, at 2:00 PM Pacific Time. Those interested in participating may call (913) 981-5559. The Web-cast of this conference call, which will be available live as well as archived, can be accessed by all interested parties at the Embarcadero Technologies Web site, www.embarcadero.com, in the events calendar under “Investor Relations.”

About Embarcadero Technologies

Embarcadero Technologies, Inc. (Nasdaq: EMBT) is a leading provider of strategic data management solutions that help companies to improve the availability, integrity, accessibility, and security of corporate data. Nearly 12,000 customers, including 97 of the Fortune 100, rely on Embarcadero Technologies solutions to maximize their return on corporate data assets and to meet the challenges of explosive data growth, escalating data security requirements, and

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Embarcadero Announces Fourth Quarter and Fiscal Year 2005 Financial Results

complex, multi-platform data environments. Embarcadero Technologies is headquartered in San Francisco, CA. For more information, call 415/834-3131 or visit www.embarcadero.com.

Forward- Looking Statements

The statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties, including risks associated with fluctuations in quarterly results and other risks identified in the Company’s periodic filings with the Securities and Exchange Commission including, but not limited to, those appearing under the caption “Risk Factors” in the Company’s most recent Quarterly Reports on Form 10-Q and Annual Report on Form 10-K/A. Actual results, events, and performance may differ materially. Readers are cautioned not to place undue relevance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated events.

Embarcadero, the Embarcadero Technologies logos and all other Embarcadero Technologies product or service names are trademarks of Embarcadero Technologies, Inc. All other trademarks are property of their respective owners.

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Embarcadero Announces Fourth Quarter and Fiscal Year 2005 Financial Results

Embarcadero Technologies, Inc.

GAAP Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three months ended December 31		Twelve months ended December 31
	2005	2004	2005	2004
Revenues:
License	$7,776	$7,644	$27,513	$28,208
Maintenance	7,846	6,894	30,039	28,086

Total revenues	15,622	14,538	57,552	56,294

Cost of revenues:
License	692	294	1,388	999
Amortization of acquired technology	132	438	841	2,105
Maintenance	585	548	2,173	2,362

Total cost of revenues	1,409	1,280	4,402	5,466

Gross profit	14,213	13,258	53,150	50,828

Operating expenses:
Research and development	4,528	4,042	16,178	15,637
Sales and marketing	6,471	5,666	22,950	21,077
General and administrative	2,046	3,761	8,596	8,777
Restructuring and impairment charges	—	(36)	—	4,032
Litigation settlement charge, net	—	—	573	—

Total operating expenses	13,045	13,433	48,297	49,523

Income (loss) from operations	1,168	(175)	4,853	1,305
Other income, net	316	233	1,239	791

Income before provision for income taxes	1,484	58	6,092	2,096
Benefit from (provision for) income taxes	(264)	243	(1,755)	(108)

Net income	$1,220	$301	$4,337	$1,988

Net income per share:
Basic	$0.05	$0.01	$0.17	$0.07

Diluted	$0.04	$0.01	$0.16	$0.07

Shares used in per share calculation:
Basic	25,768	25,955	25,866	26,788

Diluted	27,307	27,610	27,294	28,502

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Embarcadero Announces Fourth Quarter and Fiscal Year 2005 Financial Results

The following table summarizes the non-GAAP measures discussed in this press release and provides a reconciliation between GAAP and non-GAAP measures:

Embarcadero Technologies, Inc.

Non-GAAP Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

The following table reconciles non-GAAP net income to GAAP net income:

	Three months ended December 31		Twelve months ended December 31
	2005	2004	2005	2004
GAAP net income and diluted earnings per share	$1,220	$301	$4,337	$1,988
Amortization of acquired technology	132	438	706	2,105
Amortization of acquired intangibles	88	—	88	—
Non-cash stock-based compensation	390	882	1,614	2,318
Write-down of acquired intangible and internally developed software	913	—	913	—
Restructuring and impairment charges	—	(36)	—	4,032
Litigation settlement charge, net	—	—	573	—
Non-GAAP tax adjustments	(559)	(738)	(1,388)	(3,795)

Non-GAAP net income	$2,184	$847	$6,843	$6,648

Net income per share:
Basic	$0.08	$0.03	$0.26	$0.25

Diluted	$0.08	$0.03	$0.25	$0.23

Shares used in per share calculation:
Basic	25,768	25,955	25,866	26,788

Diluted	27,307	27,610	27,294	28,502

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Embarcadero Announces Fourth Quarter and Fiscal Year 2005 Financial Results

Embarcadero Technologies, Inc.

Condensed Consolidated Balance Sheet

(in thousands)

(unaudited)

	December 31, 2005 (unaudited)	December 31, 2004 (1)
ASSETS
Current Assets:
Cash, cash equivalents and short-term investments	$59,969	$59,907
Trade accounts receivable, net	9,407	8,339
Prepaid expenses and other current assets	1,863	1,634
Deferred income taxes	377	732

Total current assets	71,616	70,612
Property and equipment, net	2,059	2,922
Goodwill	13,920	10,950
Deferred income taxes	2,500	3,967
Other assets, net	3,061	1,672

Total assets	$93,156	$90,123

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$817	$1,004
Accrued liabilities	5,291	5,167
Capital lease obligation	161	171
Deferred revenue	15,802	14,503

Total current liabilities	22,071	20,845
Long-term deferred revenue	180	199
Long-term capital lease obligation	87	238
Long-term restructuring and impairment accrual	1,061	1,747

Total liabilities	23,399	23,029
Stockholders’ Equity	69,757	67,094

Total liabilities and stockholders’ equity	$93,156	$90,123

(1)	The balance sheet as of December 31, 2004 has been derived from the audited consolidated financial statements at that date.

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